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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1
To
Current Report

     Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 23, 2001
Date of Report

March 20, 2001
(Date of earliest event reported)

Commission File Number 0-12699

ACTIVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-12699 (Commission File Number)	95-4803544 (I.R.S. Employer Identification No.)
3100 Ocean Park Blvd., Santa Monica, CA (Address of principal executive offices)		90405 (Zip Code)

(310) 255-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

    This 8-K/A filing amends an 8-K filed on March 21, 2001. Item 4 is hereby amended and restated as follows:

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    Upon the recommendation of the Registrant's Audit Committee, on March 20, 2001, the Registrant's Board of Directors decided not to renew the engagement of KPMG LLP ("KPMG") as the Registrant's principal accountant and selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as KPMG's replacement.

    During the Registrant's two most recently completed fiscal years and any subsequent interim period preceding the decision not to renew KPMG, there were no disagreements with KPMG on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its report. KPMG's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated March 22, 2001 is filed as Exhibit 16.1 to this Form 8-K/A.

    The Company engaged PricewaterhouseCoopers as the Company's principal accountant effective as of March 20, 2001. During the Registrant's two most recent fiscal years and three subsequent interim periods prior to engaging PricewaterhouseCoopers, neither the Registrant nor anyone on its behalf consulted with PricewaterhouseCoopers regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant by PricewaterhouseCoopers that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue.

    Item 7 is hereby amended and restated as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a)
  Exhibits

  16.1
  Letter from KPMG LLP dated March 22, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTIVISION, INC.
By:	/s/ WILLIAM J. CHARDAVOYNE
	Name:	William J. Chardavoyne
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: March 23, 2001

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FORM 8-K/A
Amendment No. 1 To Current Report
SIGNATURE